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                                   FORM 8-A

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                 Primus Telecommunications Group, Incorporated
               -------------------------------------------------
            (Exact name of registrant as specified in its charter)


         Delaware                                         54-1708481
--------------------------                        --------------------------
(State of incorporation or                           (I.R.S. Employer
 organization                                         Identification No.)




              8180 Greensboro Drive, Suite 1100, McLean, VA 22102
              ---------------------------------------------------
              (Address of principal executive offices) (zip code)



       Securities to be registered pursuant to Section 12(b) of the Act:
                                     None.


       Securities to be registered pursuant to Section 12(g) of the Act:

                         Common Stock, $.01 par value
                         ----------------------------
                               (Title of class)
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Item 1.   Description of Registrant's Securities To Be Registered.
          --------------------------------------------------------

          Registrant's Common Stock, par value $.01 per share, is described under the caption "Description of Capital Stock - Common Stock" at page 67 of the Registrant's Registration Statement on Form S-1 ("Registration Statement"), which was filed with the Securities and Exchange Commission under the Securities Act of 1933 on August 27, 1996 and subsequently amended on October 11, 1996 and October 25, 1996. A copy of page 67 of the Registration Statement is filed herewith and the description of the Common Stock is incorporated herein by reference.

Item 2.   Exhibits.
          --------

          Exhibit    Description
          -------    -----------
          1          Form of Common Stock Certificate of the Registrant. (To be
                     filed by amendment).

          2          Registrant's Certificate of Incorporation, as amended.
                     (Incorporated by reference to Exhibit 3.1 of the Registration Statement).

          3          Form of Registrant's Amended and Restated Bylaws.
                     (Incorporated by reference to Exhibit 3.2 of the Registration Statement).

          4 Page 67 of the Prospectus included in the Registration Statement, containing the section entitled "Description of Capital Stock - Common Stock."
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                                   SIGNATURE
                                   ---------

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                                 PRIMUS TELECOMMUNICATIONS
                                                 GROUP, INCORPORATED

Date: October 29, 1996                           By: /s/ Thomas R. Kloster
                                                     --------------------------
                                                     Thomas R. Kloster
                                                     Corporate Controller
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                                 EXHIBIT INDEX


Exhibit
  No.         Description
-------       -----------

  4           Page 67 of the Prospectus
              included in the Registration
              Statement, containing the section
              entitled "Description of Capital
              Stock - Common Stock."